UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2009

Interstate Hotels & Resorts, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14331	52-2101815
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4501 North Fairfax Drive, Suite 500, Arlington, Virginia		22203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 387-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On November 17, 2009, Interstate Baton Rouge, LLC, a wholly owned subsidiary of Interstate Hotels & Resorts, Inc. (the "Company") and the owning entity of the Company’s Hilton Garden Inn Baton Rouge hotel (the "Hotel"), closed on the sale of the 131-room Hotel, pursuant to a certain Purchase and Sale Agreement with FWH Baton Rouge, LLC, a fund managed by Fairwood Capital, LLC. The sale price was $10.6 million and the net proceeds were used to pay down the term loan under the Company’s senior secured credit facility. Following this pay down the Company has paid down $35 million of the $40 million pay down required by March 2011 pursuant to the Company’s senior secured credit facility. The Company will continue to manage the Hotel for the new owner.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interstate Hotels & Resorts, Inc.

November 17, 2009	By:	/s/ Christopher L. Bennett

Name: Christopher L. Bennett
Title: EVP, Secretary, and General Counsel